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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

         at the close of business March 31, 2000, in accordance with a call made by the Federal Reserve Bank of this District
            pursuant to the provisions of the Federal Reserve Act.


                                                                   DOLLAR AMOUNTS
                     ASSETS                                          IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..............................................   $ 13,460
     Interest-bearing balances ......................................      3,696
Securities:
Held to maturity securities .........................................        671
Available for sale securities .......................................     56,085
Federal funds sold and securities purchased under
     agreements to resell ...........................................     31,833
Loans and lease financing receivables:
     Loans and leases, net of unearned income ...........    $132,562
     Less: Allowance for loan and lease losses ..........       2,188
     Less: Allocated transfer risk reserve ..............           0
                                                             --------
     Loans and leases, net of unearned income,
     allowance, and reserve .........................................    130,374
Trading Assets ......................................................     50,488
Premises and fixed assets (including capitalized
     leases) ........................................................      3,391
Other real estate owned..............................................         32
Investments in unconsolidated subsidiaries and
     associated companies ...........................................        231
Customers' liability to this bank on acceptances
     outstanding ....................................................        630
Intangible assets ...................................................      3,891
Other assets ........................................................     17,423
                                                                        --------
TOTAL ASSETS ........................................................   $312,205
                                                                        ========

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


                                   LIABILITIES
Deposits
     In domestic offices ............................................   $103,709
     Noninterest-bearing ....................................$ 41,611
     Interest-bearing .......................................  62,098
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .........................................     80,379
Noninterest-bearing .........................................$  4,920
     Interest-bearing .......................................  75,459

Federal funds purchased and securities sold under agree-
ments to repurchase .................................................     54,265
Demand notes issued to the U.S. Treasury ............................        529
Trading liabilities .................................................     31,970
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less ..................      4,764
       With a remaining maturity of more than one year
            through three years .....................................          0
       With a remaining maturity of more than three years ...........         99
Bank's liability on acceptances executed and outstanding ............        630
Subordinated notes and debentures ...................................      5,430
Other liabilities ...................................................     11,663

TOTAL LIABILITIES ...................................................    293,438

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .......................          0
Common stock ........................................................      1,211
Surplus  (exclude all surplus related to preferred stock) ...........     11,066
Undivided profits and capital reserves ..............................      7,698
Net unrealized holding gains (losses)
on available-for-sale securities ....................................     (1,224)
Accumulated net gains (losses) on cash flow hedges ..................          0
Cumulative foreign currency translation adjustments .................         16
TOTAL EQUITY CAPITAL ................................................     18,767
                                                                        --------
TOTAL LIABILITIES AND EQUITY CAPITAL ................................   $312,205
                                                                        ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON, JR.    )
                                    HAROLD S. HOOK                    )DIRECTORS
                                                MARINA  v.N. WHITMAN           )


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